Exhibit 99.1

On September 29, 2009, NCI Building Systems, Inc. sent the following letter to its shareholders:

[NCI Letterhead]

September 29, 2009

Dear Stockholder:

     On August 14, 2009, NCI Building Systems, Inc. (“NCI”) entered into an Investment Agreement (as amended, the “Investment Agreement”), dated as of August 14, 2009, by and between NCI and Clayton, Dubilier & Rice Fund VIII, L.P. (“CD&R”), which was subsequently amended on August 28, 2009 and on August 31, 2009, in connection with a comprehensive recapitalization plan of NCI. The Investment Agreement contemplates a recapitalization of NCI through a series of transactions, including: (1) a purchase by CD&R, for $250.0 million, of shares of a new class of NCI’s preferred stock, par value $1.00 per share, to be designated the Series B Cumulative Convertible Participating Preferred Stock (the “Preferred Stock”); (2) an exchange offer to acquire all $180.0 million in principal amount of our existing 2.125% convertible notes due 2024 (the “Convertible Notes”) in exchange for a combination of $500 in cash and 390 in shares of NCI’s common stock, par value $0.01 per share (the “Common Stock”), per $1,000 principal amount of Convertible Notes; (3) a partial repayment, and amendment and extension of NCI’s existing credit facility; and (4) NCI’s entry into a new asset-backed loan facility.

     Under our Restated Certificate of Incorporation and the Delaware General Corporation Law, the Board of Directors has authority to issue the Preferred Stock and the Common Stock in the exchange offer without stockholder approval. However, under the rules of the New York Stock Exchange (the “NYSE”), the issuance of the Preferred Stock to CD&R and of the Common Stock in the exchange offer would normally require approval of the NCI’s stockholders. However, the rules of the NYSE contain an exception to the stockholder approval requirement if the “delay involved in securing stockholder approval would seriously jeopardize the financial viability" of a company and if the audit committee of a company’s board of directors expressly approves the company’s reliance on the exception.

     On August 13, 2009 (and on August 31, 2009 in connection with execution of an amendment to the Investment Agreement), our Audit Committee, with the concurrence of the full Board of Directors, unanimously determined that the delay necessary in securing stockholder approval for the issuance (i) of the Preferred Stock in connection with the Equity Investment and (ii) of Common Stock in connection with the exchange offer would seriously jeopardize our financial viability and approved our reliance on this exception. The NYSE has accepted our application of the exception.

     In reliance on this exception to the NYSE’s policy, we are mailing to all of our stockholders this letter notifying you of our intention to issue (1) the Preferred Stock to CD&R and (2) Common Stock in the exchange offer without seeking stockholder approval. The closing of the transactions is expected to take place as early as October 9, 2009, subject to satisfaction of closing conditions. No assurances can be given that the transactions, or any other transaction contemplated by the Investment Agreement, will be consummated. Additional information regarding NCI, its current financial circumstances and the transactions is set forth in our press releases of August 14, 2009, August 27, 2009, August 31, 2009, September 1, 2009 and September 10, 2009; our Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 19, 2009, August 27, 2009, August 28, 2009, September 1, 2009, September 10, 2009 and September 15, 2009; our registration statement on Form S-4 filed on September 10, 2009 as amended by Amendment No. 1 to the Form S-4 filed on September 23, 2009; and the Schedule TO filed on September 10, 2009 as amended by Amendment No. 1 to the Schedule TO filed September 23, 2009.

                                                              Very truly yours,

                                                              Norman C. Chambers
                                                              Chairman, President and Chief Executive Officer

(over)

Important Information About This Letter

     This letter is not an offer to sell or purchase or an offer to exchange or a solicitation of acceptance of an offer to sell or purchase or offer to exchange. Any such offer or solicitation shall be made solely by means of the prospectus, related letter of transmittal and other offer documents, as described below.

     In connection with the commencement of the offer by the Company to acquire all of the Company’s outstanding 2.125% Convertible Senior Subordinated Notes due 2024 (the “convertible notes”), issued under that indenture, dated as of November 16, 2004, between the Company and The Bank of New York, as trustee, in exchange for cash and shares of Company common stock, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (which includes a prospectus), a tender offer statement on Schedule TO and related documents and materials. Investors and security holders are strongly urged to carefully review the registration statement, the prospectus, the tender offer statement and the other related documents and materials filed with the SEC, including the final prospectus described below, when available, as well as any amendments and supplements thereto, when available, because they will contain important information about the Company, the proposed exchange offer and related transactions and are the sole means by which any offer to exchange or sell, or any solicitation of any such offers, will be made.

     The registration statement contains a prospectus and related transmittal materials that have been mailed to holders of the convertible notes. Investors and security holders may obtain a free copy of the registration statement, prospectus and transmittal materials, as well as other documents filed by the Company with the SEC, at the SEC’s web site, www.sec.gov. Prior to the completion of the exchange offer, the registration statement must become effective under the securities laws, and after effectiveness, the Company will file with the SEC the final prospectus. Investors and security holders are strongly urged to carefully review the final prospectus when it is available. Free copies of NCI’s filings with the SEC may also be obtained from the Company’s Investor Relations Department at P.O. Box 692055, Houston, Texas 77269-2055 or by phone at (281) 897-7788.

Forward Looking Statements

     This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act. These statements and other statements identified by words such as “guidance,” “potential,” “expect,” “should” and similar expressions are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are: the occurrence of any event, change or other circumstance that could give rise to the termination of the investment agreement with Clayton, Dubilier & Rice Fund VIII, L.P.; the inability to complete the transactions contemplated by the investment agreement due to failure to satisfy conditions to such transactions (including with respect to the refinancing of the senior credit facility and the convertible notes); the failure of the transactions discussed herein to close for any reason; the outcome of any legal proceedings that may be instituted against the Company and others following the announcement of the investment agreement, the transactions contemplated thereby, including the convertible notes exchange offer; risks that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention; industry cyclicality and seasonality and adverse weather conditions; ability to service the Company’s debt; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; the current financial crisis and U.S. recession; changes in laws or regulations; the volatility of the Company’s stock price; the potential dilution associated with the convertible notes exchange offer; the Company’s ability to comply with the financial tests and covenants in its existing and future debt obligations; the significant demands on the Company’s liquidity while current economic and credit conditions are severely affecting its operations; and the uncertainty surrounding the transactions described herein, including the Company’s ability to retain employees, customers and vendors. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 2, 2008, and the section titled “Risk Factors” in Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on September 10, 2009 each identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.